SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2005
FILE NUMBER 811-1424
SERIES NO.: 18

72DD     1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                  $ 1,901
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                  $   595
              Class C                  $   252
              Class R                  $     0
              Investor Class           $ 5,537
              Institutional Class      $     0

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $000.1832
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $000.1033
              Class C                  $000.1033
              Class R                  $000.0000
              Investor Class           $000.0427
              Institutional Class      $000.0000

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     17,502
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                      7,693
              Class C                      3,795
              Class R                          1
              Investor Class             127,653
              Institutional Class              4

74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $   12.11
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $   12.01
              Class C                  $   11.99
              Class R                  $   12.11
              Investor Class           $   12.11
              Institutional Class      $   12.12